SUB-ITEM 77Q1(A)

                               AMENDMENT NO. 4 TO
                           AMENDED AND RESTATED BYLAWS
                              OF AIM GROWTH SERIES

                        Adopted effective April 30, 2010

The Amended and Restated Bylaws of AIM Growth Series (the "Trust"), adopted effective September 14, 2005, (the "Bylaws"), are hereby amended as follows:

     1.   AIM Growth Series is now named AIM Growth Series (Invesco Growth
          Series).

     2. All references to AIM Growth Series in the Bylaws are hereby deleted and replaced with AIM Growth Series (Invesco Growth Series).